Exhibit 99.3

Max Re Ltd. Announces CEO Employment Contract

HAMILTON, Bermuda, July 30, 2004, Max Re Capital Ltd. (NASDAQ: MXRE) (BSX: MXRE BH) announced today that the Company renewed the employment contract of Robert J. Cooney to serve as its Chairman, President and CEO for a term of five years.

Mr. Cooney stated, “Having established Max Re as a world-class reinsurer and insurer in its first five years, I look forward to continuing to build the organization during the next five years.”

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Europe Limited, offers customized risk financing solutions to property and casualty insurers, life insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigations Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For future information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm